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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2004 (except Note 20, as to which the date is September 17, 2004) in the Registration Statement on Form S-4 and the related Prospectus of GATX Financial Corporation for the registration of $165,265,000 of 6.273% Senior Notes due 2011.


                                                       /s/ Ernst & Young LLP

Chicago, Illinois
September 20, 2004